UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0013 per share	PGNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported, on June 16, 2020, Progenics Pharmaceuticals, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). Set forth below is a summary of the final voting results on the proposals considered and voted upon at the Special Meeting. For more information about these proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2020 and the supplement thereto filed on May 14, 2020.

As of May 12, 2020, the record date for the Special Meeting, 86,596,633 shares of the Company’s common stock were issued and outstanding. At the Special Meeting, a total of 65,668,885 shares of the Company’s common stock, representing approximately 76% of the shares issued and outstanding on the record date, were present in person or by proxy, constituting a quorum to conduct business.

Adoption of the Merger Agreement

At the Special Meeting, the Company’s stockholders voted to adopt the Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2020 (the “Merger Agreement”), by and among the Company, Lantheus Holdings, Inc., a Delaware Corporation (“Lantheus Holdings”) and Plato Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Lantheus Holdings (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Lantheus Holdings. Set forth below is the result of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,144,436	387,315	137,134	0

Advisory Vote to Approve Executive Compensation

At the Special Meeting, the Company’s stockholders voted to approve, on an advisory (non-binding) basis, the compensation that will or may be paid or provided by the Company to its named executive officers in connection with the Merger. Set forth below is the result of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,554,956	1,393,485	720,444	0

Adjournment Proposal

It was determined at the Special Meeting that sufficient votes had been obtained to approve the proposal to adopt the Merger Agreement and that it was not necessary to adjourn or postpone the Special Meeting to solicit additional proxies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ David W. Mims
David W. Mims
Interim Chief Executive Officer and Interim Chief Financial Officer

Date: June 17, 2020